EXHIBIT 2.2


               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
                         RELATING TO THE ACQUISITION OF
                          DATABANK INTERNATIONAL, LTD.

         The following unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of Digital Courier Technologies, Inc. and subsidiaries ("DCTI") as adjusted to give effect to the issuance of common stock in connection with the merger of the Company with Databank International, Ltd. ("DataBank") as if the transaction had occurred on June 30, 1999, for purposes of the unaudited pro forma condensed consolidated balance sheet and July 1, 1998 for purposes of the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1999.

         The pro forma adjustments are based upon information set out in this document and its attachments and information from the Company's books and records that management of the Company believes are reasonable and accurate. The unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 and the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1999, are not necessarily indicative of the results of operations of DCTI, or its financial position, had the sale actually occurred on June 30, 1999 or July 1, 1998. The unaudited pro forma adjustments are described in the accompanying notes to unaudited pro forma condensed consolidated financial data.

         This unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of DCTI and the related notes thereto, and the financial statements of DataBank and the related notes thereto, included in DCTI's proxy statement for the Special Meeting of Stockholders held on October 5, 1999 and DCTI's annual report for the year ended June 30, 1999 filed on Form 10-K.


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

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               As Of June 30, 1999

                                                        Historical        Historical        Pro Forma
                                                     Digital Courier       DataBank         Adjustments          Pro Forma
                                                     ---------------------------------------------------      -------------
CURRENT ASSETS:
  Cash                                               $   2,381,356      $     454,288      $        --        $   2,835,644
  Trade accounts receivable, net                           650,096            426,554               --            1,076,650
  Other receivables                                        800,000               --                 --              800,000
  Prepaid software lease                                   903,456               --                 --              903,456
  Prepaid advertising                                      458,772               --                 --              458,772
  Receivable from officer                                   56,000               --                 --               56,000
  Prepaid expenses and other current assets                196,658               --                 --              194,658
                                                     ---------------------------------------------------      -------------
       Total current assets                              5,444,338            880,842               --            6,325,180
                                                     ---------------------------------------------------      -------------
PROPERTY AND EQUIPMENT:
  Computer and office equipment                          6,314,571            156,753               --            6,471,324
  Furniture, fixtures and leasehold
    improvements                                           998,199             51,233               --            1,049,432
                                                     ---------------------------------------------------      -------------
                                                         7,312,770            207,986               --            7,520,756
  Less accumulated depreciation
    and amortization                                    (3,604,888)           (21,220)              --           (3,626,108)
                                                     ---------------------------------------------------      -------------
       Net property and equipment                        3,707,882            186,766               --            3,894,648
                                                     ---------------------------------------------------      -------------
GOODWILL, net                                           30,927,702               --           96,538,998   (b)  127,466,700

PREPAID SOFTWARE LICENSE, net of current
    portion                                              3,387,960               --                 --            3,387,960

OTHER ASSETS                                             3,907,865               --                 --            3,907,865
                                                     ---------------------------------------------------      -------------
          Total assets                               $  47,375,747      $   1,067,608      $  96,538,998      $ 144,982,353
                                                     ===================================================      =============

CURRENT LIABILITIES:
  Notes payable                                      $   2,210,614      $        --        $        --        $   2,210,614
  Current portion of capital lease obligations           1,102,084               --                 --            1,102,084
  Accounts payable                                         330,510             81,606               --              412,116
  Accrued rental payments for vacated facilities            34,200               --                 --               34,200
  Other accrued liabilities                              1,689,968               --                 --            1,689,968
                                                     ---------------------------------------------------      -------------
       Total current liabilities                         5,367,376             81,606               --            5,448,982
                                                     ---------------------------------------------------      -------------
CAPITAL LEASE OBLIGATIONS, net of current
    portion                                                432,704               --                 --              432,704
                                                     ---------------------------------------------------      -------------
STOCKHOLDERS' EQUITY:
  Preferred stock                                        3,600,000               --                 --            3,600,000
  Common stock                                               1,856                  1                 (1)  (a)         --
                                                              --                 --                1,660   (b)        3,516
  Additional paid in capital                            72,759,439               --           97,523,340   (b)  170,282,779
  Warrants outstanding                                   1,363,100               --                 --            1,363,100
  Stock subscription receivable                            (12,000)              --                 --              (12,000)
  Accumulated earnings (deficit)                       (36,136,728)           986,001           (986,001)  (a)  (36,136,728)
                                                     ---------------------------------------------------      -------------
       Total stockholders' equity                       41,575,667            986,002         96,538,998        139,100,667
                                                     ---------------------------------------------------      -------------
          Total liabilities and stockholders'        $  47,375,747      $   1,067,608      $  96,538,998      $ 144,982,353
                                                     ===================================================      =============


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

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Year Ended June 30, 1999

                                         Historical
                                          Digital         Historical         Pro Forma
                                          Courier          DataBank         Adjustments       Pro Forma
                                       ------------------------------------------------     ------------
NET SALES                              $  3,970,641      $ 12,677,946     $       --        $ 16,648,587
COST OF SALES                             2,562,371         7,234,287             --           9,796,658
                                       ------------------------------------------------     ------------
  Gross margin                            1,408,270         5,443,659             --           6,851,929
                                       ------------------------------------------------     ------------
OPERATING EXPENSES:
  General and administrative              3,273,641         1,208,231             --           4,481,872
  Depreciation and amortization           4,389,763              --         19,307,800  (c)   23,697,563
  Acquired in-process research and
   Development                            3,700,000              --               --           3,700,000
  Research and development                1,906,893              --               --           1,906,893
  AOL agreement                           5,558,137              --               --           5,558,137

  Selling                                 3,248,092              --               --           3,248,092
                                       ------------------------------------------------     ------------
       Total operating expenses          22,076,526         1,208,231       19,307,800        42,592,557
                                       ------------------------------------------------     ------------
PROFIT (LOSS) FROM OPERATIONS           (20,668,256)        4,235,428      (19,307,800)      (35,740,628)
                                       ------------------------------------------------     ------------
OTHER INCOME (EXPENSE):
  Interest and other income                  63,846              --               --              63,846
  Interest  and other expense              (760,303)             --               --            (760,303)
                                       ------------------------------------------------     ------------
       Other income, net                   (696,457)             --               --            (696,457)
                                       ------------------------------------------------     ------------
LOSS FROM CONTINUING OPERATIONS        $(21,364,713)     $  4,235,428     $(19,307,800)     $(36,437,085)
                                       ================================================     ============
LOSS FROM CONTINUING OPERATIONS
  PER COMMON SHARE (Basic and
  Diluted):                            $      (1.63)             --               --        $      (1.23)
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (Basic and
  Diluted)                               13,130,216              --         16,600,000  (d)   29,730,216


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

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

DESCRIPTION OF THE TRANSACTION
------------------------------

         These financial statements assume that DCTI acquired 100% of DataBank's common stock as described herein.

(1)      BASIS OF PRESENTATION

         The accompanying unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the acquisition of DataBank occurred on June 30, 1999. The unaudited pro forma condensed consolidated statements of operations has been prepared assuming that the acquisition had occurred on July 1, 1998, the first day of the Company's most recent fiscal year.

(2)      PRO FORMA ADJUSTMENTS

         (a)      Adjustment to eliminate equity of DataBank International, Ltd.

         (b) Adjustment to record the initial issuance of 16,600,000 shares of common stock to acquire DataBank at June 30, 1999, pro forma date of acquisition and resultant goodwill as follows:

Total shares issued                                    16,600,000
Average price for common stock                             $5.875
                                             --------------------
Total purchase price                                  $97,525,000
Less:  Assets acquired                                (1,067,608)
Add:  Liabilities assumed                                  81,606
                                             --------------------
Goodwill                                              $96,538,998
                                             ====================

         (c)      Adjustment to record goodwill amortization on $96,538,998 over
                  a  five   year  life  for  1  year.   ($96,538,998   x  20%  =
                  $19,307,800).

         (d) Adjustment to record increase in common stock outstanding for loss per share calculations as follows:

                      Shares issued to acquire DataBank 16,600,000


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